UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A
(Amendment No. 2)

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 31, 2017

CVD EQUIPMENT CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

New York	1-16525	11-2621692
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

355 South Technology Drive Central Islip, New York	11722
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (631) 981-7081

Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

On November 6, 2017, CVD Equipment Corporation (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) disclosing that on October 31, 2017, the Company, acquired substantially all of the operating assets and business (the “Acquisition”) of Mesoscribe Technologies, Inc., a Delaware corporation (“Mesoscribe”) pursuant to an Asset Purchase Agreement (the “Asset Purchase Agreement”), as more particularly described in the Original 8-K.

On January 16, 2018, the Company filed a Current Report on Form 8-K/A (“Amendment No. 1”) which amended the Original 8-K to provide the financial statements and pro forma financial information required under Item 9.01 of Form 8-K. The pro forma financial information contained in Amendment No. 1 was derived from the Company’s Statements of Operations and Statements of Cash Flows, for the three and six months ended June 30, 2017 and those of Mesoscribe for the three and nine months ended June 30, 2017.

This Current Report on Form 8-K/A (“Amendment No. 2”) amends the Original 8-K and Amendment No. 1 to provide revised pro forma financial information derived from the Statements of Operations and Cash Flows of each of the Company and Mesoscribe for the three and six months ended June 30, 2017. This revised pro forma financial information is being furnished in place of the pro forma financial information contained in Amendment No. 1 as described in the above paragraph in order to provide a more accurate and appropriate basis for evaluation against the unaudited pro forma financial information of the Company. Except as otherwise provided herein, this Amendment No. 2 does not amend or restate the Original 8-K, or Amendment No.1, nor does it modify or update any of the information disclosed in the Original 8-K or Amendment No. 1.

Item 9.01     Financial Statements and Exhibits

(a)

The audited financial statements of Mesoscribe as of and for the fiscal years ended September 30, 2016 and 2015, including the notes thereto, are included as Exhibit 99.1 to this Current Report on Form 8-K/A and incorporated herein by reference.

The unaudited condensed balance sheet of Mesoscribe as of June 30, 2017 and the related Statement of Operations and Statement of Cash Flows for the three and six months ended June 30, 2017, including the notes thereto, are included as Exhibit 99.2 to this Current Report on Form 8-K/A and incorporated herein by reference.

(b)	Pro Forma Financial Information

The unaudited pro forma combined financial information with respect to the Company’s acquisition of Mesoscribe is included as Exhibit 99.3 to this Current Report on Form 8-K/A and incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired – Audited Financial Statements:

Mesoscribe Technologies, Inc.

CONTENTS

Report of Independent Certified Public Accountants

Financial Statements

Balance Sheets

Statements of Operations and Retained Earnings

Statements of Cash Flows

Notes to Financial Statements

INDEPENDENT AUDITORS REPORT

To the Board of Directors and

Stockholders of Mesoscribe Technologies, Inc.

We have audited the accompanying financial statements of Mesoscribe Technologies, Inc. a Delaware Corporation which comprise the balance sheets as of September 30, 2016 and 2015 and the related statements of income, retained earnings, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation of these financial statements in accordance with accounting principles generally accepted in the United States of America, this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Unmodified Opinion

In our opinion the financial statements referred to in the first paragraph present fairly, in all material respects, the financial position of Mesoscribe Technologies, Inc. as of September 30, 2016 and 2015, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ La Sala, CPA, P.C.

La Sala, CPA, P.C.

October 3, 2017

Mesoscribe Technologies, Inc.

Balance Sheets

As of September 30,

	2016	2015
ASSETS
Current Assets
Cash and cash equivalents	$584,999	$945,195
Accounts receivable, net	238,101	159,389
Inventory	93,435	102,356
Deferred tax asset	138,517	4,396
Prepaid corporate taxes	82,836	83,667
Prepaid expenses	11,461	14,293
Total Current Assets	1,149,349	1,309,298

Property and equipment, net	113,060	99,617

Goodwill	100,000	100,000
Patents, net	33,259	39,259
Security deposit	36,072	36,072
Total Assets	$1,431,739	$1,584,246

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$3,996	$10,029
Accrued expenses	118,584	128,072
Deferred income	96,759	9,135
Deferred income taxes	11,692	20,470
Total Current Liabilities	231,031	167,706

Shareholder loan	20,743	20,743
Total Liabilities	251,774	188,449

Stockholders’ Equity:
Common stock - $0.01 par value – 20,000,000 shares authorized at September 30, 2016 and September 30, 2015: issued and outstanding 10,500,000 at
September 30, 2016 and at September 30, 2015	10,500	10,500
Additional paid-in capital	16,109	16,109
Retained earnings	1,153,356	1,369,188
Total Stockholders’ Equity	1,179,965	1,395,797

Total Liabilities and Stockholders’ Equity	$1,431,739	$1,584,246

Mesoscribe Technologies, Inc.

Statements of Operations and Retained Earnings

Years ended September 30,

	2016	2015

Revenue	$856,922	$1,387,767

Cost of revenue	212,991	423,466

Gross profit	643,931	964,301

General and Administrative expenses	1,002,036	935,693

Total General and Administrative Expenses	1,002,036	935,693

Operating (loss)/income	(358,105)	28,608

Other income (expense):
Interest income	202	284
Deferred tax expense	---	(9,728)
Penalties	---	(688)
Total other (expense)/income net	202	(10,132)

(Loss)/income before income tax (benefit)/expense	(357,903)	18,476
Income tax (benefit)/expense	(142,073)	3,783

Net (loss)/income	$(215,830)	$14,693

Retained Earnings, Beginning of Year	1,369,188	1,354,495

Retained Earnings, End of Year	1,153,356	1,369,188

Mesoscribe Technologies, Inc.

Statements of Cash Flows

Years ended September 30,

	2016	2015
Cash flows from operating activities:
Net (loss)/income	$(215,830)	$14,693
Adjustments to reconcile net (loss)/income to net cash used in operating activities
Depreciation and amortization	42,854	57,112
Deferred income tax benefit	(134,119)	29,778
Increase/(decrease) in operating assets
Accounts receivable	(78,712)	59,512
Inventories, net	8,921	(49,581)
Other current assets	3,664	17,850
Increase/(decrease) in operating liabilities
Accounts payable	(8,828)	(32,033)
Accrued expenses	(15,472)	24,178
Accrued litigation settlement	---
Deferred revenue	87,624
Total adjustments	(94,068)	106,816
Net cash used in operating activities	(309,898)	121,509

Cash flows from investing activities:
Capital expenditures	(50,297)	---
Net cash (used in) investing activities	(50,297)	---

Cash flows from financing activities
Net cash provided by/(used in) financing activities	---	---

Net (decrease)/increase in cash	(360,195)	121,509

Cash - Beginning of year	945,195	823,687

Cash - End of year	$584,999	$945,195

Supplemental disclosure of cash flow information
Interest expenses	(202)	284
Income taxes	824	3,783

Mesoscribe Technologies, Inc.

Notes to Financial Statements

September 30, 2016

1.     Description of Business

Mesoscribe Technologies (Company) is a Delaware Corporation engaged in manufacturing products used in harsh environments for the commercial, aerospace and defense markets. Antennas, heaters, sensors and wiring are applied directly to customer’s parts. The company is in New York and is registered to do business in New York and California.

2.     Summary of Significant Accounting Policies

a.     Basis of Accounting

The Company uses the accrual method of accounting for financial statement and income tax purposes. The accompanying statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

b.     Use of Estimates

Management uses estimates and assumptions in preparing financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenue and expenses. Actual results could differ from these estimates.

c.     Accounts Receivable

Accounts receivable are recorded at the amount the company expects to collect on balances outstanding at year-end. Management closely monitors outstanding balances and writes off, as of year-end, all balances that are uncollectible by the time the financial statements are issued. Bad debt expense and allowance for doubtful accounts for the years ended September 30, 2016 and September 30, 2015 are $0 respectively.

d.     Revenue Recognition

Sales are recorded when products are shipped to the customers. In instances where products are configured to customer requirements, revenue is recorded upon the successful completion of the Company’s final test procedures and the customer’s acceptance. Customer deposits not earned are included in deferred revenue.

e.     Taxes Collected from Customers and Remitted to Government Authorities – Net Basis

The Company’s policy is to present taxes collected from customers and remitted to government authorities on a net basis. The Company records the amounts collected as a current liability and relieves such liability upon remittance to the taxing authority without impacting revenues or expenses.

Mesoscribe Technologies, Inc.

Notes to Financial Statements

September 30, 2016

f.     Property, equipment and Intellectual Assets

Property and equipment are stated at cost. Depreciation is provided using the straight-line method and accelerated methods over the useful lives, which are as follows:

Equipment & computers	5-7 years
Furniture & fixtures	5-7 years
Leasehold improvements	39 years
Patents	20 years
Goodwill	15 years

Depreciation for the years ended September 30, 2016 and 2015 were $37,494 and $50,311 respectively.

g.     Inventory

Inventory, consisting of products and parts, is stated at cost. The inventory at September 30, 2016 and September 30, 2015 was $93,435 and $102,356 respectively.

h.     The Company has a line of credit with Chase Bank with a limit of $250,000. The line of credit is unsecured and bears interest of 4.500 percentage points. No balance on this line of credit was outstanding as of September 30, 2016 and 2015.

i.     Advertising

The company expenses advertising costs as they are incurred. Advertising expenses for the year ended September 30, 2016 and 2015 was $0.

j.     The Company has a SIMPLE IRA plan is a Savings Incentive Match Plan for Employees. Participating employees may elect to contribute, on a tax-deferred basis, a portion of their compensation, in accordance of 401(k) of the internal Revenue Code. The Company’s matching contribution rate is 100% of the employee contribution up to 3% of employee’s compensation. The Company’s matching contribution expense for the year ended September 30, 2016 was $14,433. The Company matching contribution expense for the year ended September 30, 2015 was $12,357.

k.     Income Tax

The Company accounts for income taxes in accordance with generally accepted accounting principles, whereby deferred taxes are provided on temporary differences arising from assets and liabilities whose bases are different for financial reporting and income tax purposes. Deferred taxes relate to the effects of the following items:

Differences in calculating depreciation on fixed assets

Tax loss carryforwards

Charitable contributions carryforwards

Mesoscribe Technologies, Inc.

Notes to Financial Statements

September 30, 2016

As of September 30, 2016 and 2015. The Company accounts for income taxes in accordance with the reporting used in filing its income tax returns, which is based on interpretations or prevailing tax laws that the Company believes are accurate and justified.

Deferred tax assets at September 30, 2016 and 2015 were $138,517 and $4,398 respectively.

A valuation allowance has not been established to eliminate the net deferred tax benefit due to uncertainty as to whether the tax benefits would ever be realized. Management is confident that deferred tax assets will be used in the next 20 years before its expiration.

As of September 30, 2016 and September 30, 2015, the Company had federal net operating loss carry forwards of $401,798 and $65,103 respectively that can be deducted against future taxable income. The tax carry forward amount of $65,103 expires on September 30, 2030 and $336,692 expires on September 30, 2031.

l.      Accrued Vacation Payable

Employees of the Company are entitled to paid vacation, paid sick days and personal days off, depending on job classification, length of service, and other factors. Accrued but unused vacation, sick and personal leave in the amount of $63,836 and $66,288 is included in accrued expenses on the balance sheet as of September 30, 2015 and 2016, respectively.

3.     Shareholder Loan

As of September 30, 2016 and 2015, the Company owed $20,743 to officers of the Company. Management does not expect to repay $20,743 during the year ended September 30, 2017 and the officers have agreed not to demand payment in 2017; therefore it is classified as long-term on the balance sheets.

4.     Significant Concentrations

a.     Credit Risk

The Company maintains its domestic checking and savings account with a financial institution that insures cash balances up to $250,000 through the Federal Deposit Insurance Corporation. At times, these accounts may exceed the insured limit.

b.     Major Suppliers

The company is dependent on a few major suppliers for all its product and parts available for sale.

Mesoscribe Technologies, Inc.

Notes to Financial Statements

September 30, 2016

c.    Major Customers

The Company provides service primarily to the air space manufacturing industry. In 2016 65% of revenue was received from commercial customers and 35% from grants and government R&D contracts. Any major changes in this industry which lead to reduced staffing and spending could have a material adverse effect on the company. Listing of the major customers is as follows:

R&D Grants & Contracts:
NASA	$ 374,990
Commercial Revenue:
MHI	$ 101,395
Boeing	$ 179,701

5.     Operating Lease

a.     On May 20, 2014, the Company signed a lease for corporate office space from Mr. Wei-Chen Chang in the city of Huntington Beach located at 7441 Vincent Circle, CA. The lease commenced on June 1, 2014 and expires on May 31, 2019. Future minimum lease payments at September 30, 2016, are as follows:

2015-2016	$172,415
2016-2017	$177,597
2017-2018	$182,911
2018-2019	$188,411

b.     On August 1, 2014, the Company signed a lease for corporate office space from Adriatic Holdings, L.L.C., in the city of Setauket located at 100 North Country Road, NY. The lease commenced on September 1, 2014 and expires on August 31, 2017 with an option to renew the lease for further 3 years. Future minimum lease payments at September 30, 2016, are as follows:

2016-2017	$18,456

Rental expense totaled $176,461 for the year ended September 30, 2016 and is recorded in the following expense line item: rent expense.

6.    Intangible Assets

a.      Patents

The Company owns certain patents under agreements that are classified as assets. The cost of the patents is included in the balance sheet as fixed asset and was $102,067 at September 30, 2016. Accumulated amortization for patents is approximately $ 62,807 and amortization expense for the year is $ 6,801.

Mesoscribe Technologies, Inc.

Notes to Financial Statements

September 30, 2016

b.    Goodwill

In May 2013, Mesoscribe Technologies, Inc. acquired assets from Robert Greenlaw through an asset purchase agreement. The cost of the investments was in excess of the underlying fair value of net assets acquired at the date of the purchase and accordingly such additional costs are recorded as goodwill. At September 30, 2016 goodwill was $100,000. Goodwill is assessed annually for impairment. If impaired, goodwill is written down to fair value and a corresponding impairment loss recognized.

During 2016, Mesoscribe Technologies Inc., determined, based on future expected cash flows, that the carrying amount of the goodwill associated with its acquisition of the assets did not exceed the current fair value. Therefore, an impairment loss of $0 was recognized during 2016.

7.     Subsequent Events

The Company has evaluated events from September 30, 2016 through the date the financial statements were issued.

a.      In 2017 Mesoscribe Technologies, Inc. was in discussions to sell the assets of the company.

b.     Operating lease for corporate office space from Adriatic Holdings, LLC, in the city of Setauket located at 100 N. Country Rd., NY will expire on August 31, 2017 and was not renewed.

Mesoscribe Technologies, Inc.

Balance Sheet

As of June 30, 2017

June 30
ASSETS
Current Assets
Cash and cash equivalents	$303,684
Accounts receivable, net	70,689
Inventory	95,579
Accrued revenue	94,000
Deferred tax asset	231,660
Prepaid corporate taxes	82,836
Prepaid expenses	30,169
Total Current Assets	908,617

Property and equipment, net	92,367

Goodwill	100,000
Patents, net	28,117
Security deposit	36,072
Total Assets	$1,165,173

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$3,010
Accrued expenses	109,438
Deferred income taxes	4,126
Total Current Liabilities	116,574

Shareholder loan	20,743
Total Liabilities	137,317

Stockholders’ Equity:
Common stock - $0.01 par value – 20,000,000 shares authorized at June 30, 2017 and September 30, 2016: issued and outstanding 10,500,000 at
June 30, 2017 and at September 30, 2016	10,500
Additional paid-in capital	16,109
Retained earnings	1,001,247
Total Stockholders’ Equity	1,027,856

Total Liabilities and Stockholders’ Equity	$1,165,173

Mesoscribe Technologies, Inc.

Statement of Operations and Retained Earnings

For the Three and Six Months Ended June 30, 2017

	Three months	Six months
	Ended June 30	Ended June 30

Revenue	$181,061	$388,236

Cost of revenue	73,324	210,440

Gross profit	107,737	177,796

General and Administrative expenses	213,184	422,148

Total General and Administrative Expenses	213,184	422,148

Operating (loss)	(105,447)	(244,352)

Other income (expense):
Interest income	45	95
Deferred tax income	42,015	95,795
Penalties	(70)	(147)
Total other (expense)/income net	41,989	97,742

(Loss) before income tax expense	(63,459)	(146,610)

Income tax expense	---	1,100

Net (loss)	$(63,459)	$(147,710)

Retained Earnings, Beginning of period	1,064,706	1,148,957

Retained Earnings, End of period	1,001,247	1,001,247

Mesoscribe Technologies, Inc.

Statements of Cash Flows

For the Three and Six Months ended June 30, 2017

	Three Months	Six Months
	Ended June 30,	Ended June 30,
	2017	2017
Cash flows from operating activities:
Net (loss)	$(63,459)	$(147,710)
Adjustments to reconcile net (loss) to net cash used in operating activities
Depreciation and amortization	7,784	15,569
Deferred income tax benefit	(39,437)	(92,649)
Increase/(decrease) in operating assets
Accounts receivable	37,984	165,847
Inventory, net	(512)	1,252
Accrued revenue	(94,000)	(94,000)
Other current assets	(10,367)	(24,881)
Increase/(decrease) in operating liabilities
Accounts payable	72	327
Accrued expenses	5,050	3,512
Deferred revenue	---	(96,759)
Total adjustments	(93,426)	(121,782)
Net cash used in operating activities	(156,885)	(269,492)

Cash flows from investing activities:
Net cash provided by/(used in) investing activities	---	----

Cash flows from financing activities
Net cash provided by/(used in) financing activities	---	---

Net (decrease) in cash and cash equivalents	(156,885)	(269,492)

Cash and cash equivalents – Beginning of year	460,570	573,176

Cash and cash equivalents – End of year	$303,684	$303,684

Supplemental disclosure of cash flow information
Interest expenses	---	---
Income taxes	---	1,100

CVD EQUIPMENT CORPORATION

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma combined financial statements are provided for informational purposes only and do not purport to represent what the actual combined results of operations or the combined financial position of the combined company would be had the Acquisition (as previously defined) occurred on the dates assumed, nor are they necessarily indicative of future combined results of operations or combined financial position. The unaudited combined financial statements do not reflect any cost savings or synergies which may be realized following the Acquisition.

On October 31, 2017 (the “Closing Date”), CVD Mesoscribe Technologies Corporation, a New York corporation (“Buyer”) and newly formed and wholly-owned indirect subsidiary of the Company and Mesoscribe entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”). Pursuant to the Asset Purchase Agreement, among other things, the Company acquired (the “Acquisition”) substantially all of the operating assets and business of Mesoscribe (excluding cash, accounts receivable and other specified excluded assets), as more particularly described in the Asset Purchase Agreement.

Pursuant to the Asset Purchase Agreement, the purchase price for the assets acquired in the Acquisition was $800,000, of which $500,000 was paid on the Closing Date and $300,000 may be paid to Mesoscribe as additional contingent consideration based upon the achievement of certain revenue thresholds and other criteria set forth in the Asset Purchase Agreement with respect to each of the two (2) consecutive twelve (12) month measurement periods following the Closing Date.

The Asset Purchase Agreement contains usual and customary representations, warranties and covenants of the parties, as well as indemnification provisions.

For the year ended December 31, 2016, the unaudited pro forma combined statement of income gives effect to the twelve months ended December 31, 2016 for CVD Equipment Corporation with the twelve months ended September 30, 2016 for Mesoscribe Technologies, Inc.

For the year ended December 31, 2016, the unaudited pro forma combined statement of income gives effect to the Acquisition as if it had been consummated at the start of the December 31, 2016 year end.

For the period ended June 30, 2017, the unaudited pro forma combined statement of income gives effect to the six month period ended June 30, 2017 for CVD Equipment Corporation and the six month period ended June 30, 2017 for Mesoscribe Technologies, Inc. and gives effect to the Acquisition as if it had been consummated at the start of the period ended June 30, 2017.

The unaudited pro forma balance sheet as of June 30, 2017 gives effect to the Acquisition as if it had been consummated on that date.

CVD EQUIPMENT CORPORATION

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

JUNE 30, 2017

	CVD	Mesoscribe	Pro Forma
	Historical	Historical	Adjustments	Notes	Pro Forma
	(Unaudited)	(Unaudited)			(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$21,477,068	$303,684	$(803,684)	(a)	$20,977,068
Accounts receivable, net	1,852,047	70,689	(70,689)	(a)	1,852,047
Costs and estimated earnings in excess of billings on contracts in progress	3,027,086				3,027,086
Inventories, net	3,101,557	95,579	(70,579)	(d)	3,126,557
Other current assets	344,025	207,005	(207,005)	(a)	344,025
Total Current Assets	29,801,783	676,957	(1,151,957)		29,326,783

Property, plant and equipment	14,122,984	92,367	257,633	(b)	14,472,984
Construction in progress	156,518				156,518

Deferred income taxes	1,952,296	231,660	(231,660)	(a)	1,952,296
Other assets	271,665	36,072	(36,072)	(a)	271,665
Intangible assets, net	240,304	128,117	296,883	(c)	665,304

Total Assets	$46,545,550	$1,165,173	$(865,173)		$46,845,550

LIABILITIES AND
STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,173,384	$3,010	$(3,010)	(a)	$1,173,384
Accrued expenses	2,121,702	113,564	(113,564)	(a)	2,121,702
Current maturities of long-term debt	300,000	---			300,000
Billings in excess of costs and
Estimated earnings on contracts
In progress	2,984,621	---			2,984,621
Deferred revenue	98,509	---			98,509
Total Current Liabilities	6,678,216	116,574	(116,574)		6,678,216

Long-term debt, net of current portion	2,815,508	---			2,815,508
Acquisition related contingent payments			300,000	(a)	300,000
Loans from shareholders	---	20,743	(20,743)	(a)	---
Total Liabilities	9,493,724	137,317	162,683		9,793,724

Commitments and contingencies

Stockholders’ Equity
Common stock	63,812	10,500	(10,500)	(a)	63,812
Additional paid-in capital	24,588,783	16,109	(16,109)	(a)	24,588,783
Retained earnings	12,399,231	1,001,247	(1,001,247)	(a)	12,399,231
Total stockholders’ equity	37,051,826	1,027,173	(1,027,856)		37,051,826

Total Liabilities and Stockholders’
Equity	$46,545,550	$1,165,173	$(865,173)		$46,845,550

CVD EQUIPMENT CORPORATION

UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME

FOR THE SIX MONTHS ENDED JUNE 30, 2017

	CVD	Mesoscribe	Pro forma
	Historical	Historical	Adjustments	Notes	Pro Forma
	(Unaudited)	(Unaudited)			(Unaudited)

Revenue	$20,480,326	$388,236			$20,868,562

Cost of revenue	11,898,737	210,440	14,583	(e)	12,123,760
Gross profit	8,581,589	177,796	(14,583)		8,744,802

Operating expenses:
Research and development	181,300				181,300
Selling and shipping	638,325				638,325
General and administrative	4,214,388	422,148	7,083	(f)	4,643,619
Total operating expenses	5,034,013	422,148	7,083		5,463,244

Operating income.(loss)	3,547,576	(244,352)	(21,666)		3,281,558

Other income/(expense):
Interest income	26,053	95			26,148
Interest expense	(35,244)				(35,244)
Other income/(expense)	439	97,647	(97,647)	(g)	439
Total other (expense)	(8,752)	97,742	(97,647)		(8,657)

Income/(loss) before income taxes	3,538,824	(146,610)	(119,313)		3,272,901

Income tax	1,257,915	(1,100)	1,100	(g)	1,257,915

Net income/(loss)	$2,280,909	$(147,710)	$(118,213)		$2,014,986

Weighted average common shares
Outstanding
Basic	6,370,244				6,370,244
Diluted	6,404,761				6,404,761

Net income per common share
Basic	0.36				0.32
Diluted	0.36				0.31

CVD EQUIPMENT CORPORATION

UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2016 AND THE STATEMENT OF

INCOME FOR MESOSCRIBE TECHNOLOGIES, INC. FOR THE TWELVE MONTHS

ENDED SEPTEMBER 30, 2016

	CVD	Mesoscribe	Pro Forma		Pro
	Historical	Historical	Adjustments	Notes	Forma
	(Unaudited)	(Unaudited)			(Unaudited)

Revenue	$20,955,347	$856,922			$21,812,269

Cost of revenue	13,850,824	212,991	43,750	(e)	14,107,565
Gross profit	7,104,523	643,931	(43,750)		7,704,704

Operating expenses:
Research and development	433,844				433,844
Selling and shipping	1,097,661				1,097,661
General and administrative	6,926,487	1,002,036	21,250	(f)	7,949,773
Litigation settlement	(628,905)				(628,905)
Total operating expenses	7,829,087	1,002,036	21,250		8,852,373

Operating (loss)	(724,564)	(358,105)	(65,000)		(1,147,669)

Other income/(expense):
Interest income	28,233	202			28,435
Interest expense	(79,861)				(79,861)
Other income/(expense)	123,006				123,006
Total other (expense)	71,378	202			71,580

Income/(loss) before income taxes	(653,186)	(357,903)	(65,000)		(1,076,089)

Income tax (benefit)	(504,061)	(142,073)			(646,134)

Net (loss)	$(149,124)	$(215,830)	$(65,000)		$(429,955)

Weighted average common shares
Outstanding
Basic	6,285,815				6,285,815
Diluted	6,281,815				6,285,815

Net income per common share
Basic	(0.02)				(0.07)
Diluted	(0.02)				(0.07)

Notes to Unaudited Pro forma Combined Financial Statements

1.     Purchase Price

The unaudited pro forma combined financial statements reflect the acquisition of certain assets by the Company effective October 31, 2017.

Cash paid at closing	$428,713
Net asset adjustment	71,287
Contingent consideration	300,000
Total purchase price	$800,000

The Company agreed to make additional payments (“Contingent Consideration”) to Mesoscribe as additional contingent consideration based upon the achievement of certain revenue thresholds and other criteria set forth in the Asset Purchase Agreement with respect to each of the two (2) consecutive twelve (12) month measurement periods following the Closing Date.

The Company allocated the purchase price to the acquired assets based on their estimated fair values at the acquisition date as summarized in the following table.

Inventory	$25,000
Machinery and equipment	350,000
Intellectual property	425,000
Net assets acquired	$800,000

2.     The following pro forma adjustments are based upon management’s preliminary estimates. These are subject to finalization.

(a)     To eliminate historical Mesoscribe amounts not acquired or assumed.

(b)     To record the preliminary estimate of the increase to property and equipment acquired to estimated fair value.

(c)     The fair values of the identifiable intangible assets are based on current information and are subject to change.

(d)     To adjust inventory to its estimated fair value.

(e)     To reflect additional depreciation resulting from the increase in the fair value of the fixed assets at the date of acquisition over the historical value. Fixed assets are depreciated over periods ranging from 5 to 39.5 years.

(f)     To reflect amortization of estimated identifiable intangible assets, arising from the acquisition.

(g)     To adjust the provision for income taxes to reflect the estimate provision for taxes on a pro forma combined basis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 12, 2018

CVD EQUIPMENT CORPORATION

By /s/ Leonard A. Rosenbaum
Name: Leonard A. Rosenbaum
Title: Chairman, President and Chief Executive Officer